Welcome

Forward-Looking Statements This presentation contains forward-looking statements, which are subject to risks and uncertainties. Additional discussion of factors that could cause actual results to differ materially from management’s projections and estimates is contained in the CarMax, Inc. SEC filings, including its Form 10-K, for the year ended February 28, 2018. The company disclaims any intent or obligation to update its forward-looking statements.

Jim Lyski EVP, CMO

CarMax Differentiates the Customer Experience

Macro Trends Lead to Innovation

Macro Trends Lead to Innovation Individuality Personalization Convenience Self-Service Always On Seamlessness Mobile First

Innovation Approach Product Teams

Innovation Approach Product Teams

Innovation Approach Dual Track Agile

Innovation Approach Dual Track Agile DISCOVERY TRACK DELIVERY TRACK

12,500,000+ 225,000,000+ CarMax compiles total vehicles sold digital interactions per a vast amount year 28,500,000+ 450,000+ of data through vehicles appraised customer surveys per different areas year 65,000,000+ 900,000+ of operation in-store customer multi-year CAF contacts relationships

CarMax Differentiates the Customer Experience

Value Chain In-Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store 100K’s average monthly customer visits to stores Online 19M average monthly web visits to carmax.com in FY18

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store ~56K average vehicles in daily inventory trailing twelve months Online 17M vehicle pictures posted to carmax.com in FY18 360 degree photos rolled out by end of FY18

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store 7K sales consultants making recommendations daily in Q1 FY19 Online >20M machine learning-enabled daily recommendations in Q1 FY19

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store >1.2M in-store finance applications in FY18* Online ~200K online finance pre-qualifications processed in Q1 FY19 *includes in-person and telephonic finance applications

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store cars appraised in our stores ~2.2M in FY18 cars purchased in FY18 (store & ~1.1Mauction) Online Expanded CCA test to Chicago market in FY18 CCA: Customer Condition Assessment

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store ~1.6M transported cars in FY18 Online 100K’s transferred at consumers request in FY18

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store 720K vehicles sold in FY18 Online Home Delivery test running in NC

Value Chain Store & Online Acquire Merchandise Recommend Finance Appraise/Buy Cars Transfer Prepare & Deliver Service Store 100K’s service events in our stores in FY18 Online RepairPal launched in FY18

Thank You